August 8, 1997



         The Board of Directors of
         Delaware Otsego Corporation
         One Railroad Avenue
         Cooperstown, New York


         Gentlemen:


              On behalf of a new company ("Newco") to be organized by CSX Corporation ("CSX"), Norfolk Southern Corporation ("NSC") and Walter Rich ("Mr. Rich"), we are pleased to provide you with an offer (the "Offer") for the acquisition (the "Transac-tion") of all of the outstanding capital stock of Delaware Otsego Corporation (the "Company"). The principal features of the Transaction are described in a draft term sheet (the "Term Sheet"), a copy of which is attached to this letter.

              The principal terms of the Offer are as follows:

              1. Form of Transaction. (a) Newco, a corporation to be formed and capitalized with cash to be provided by CSX and NSC, will acquire all outstanding shares of the Company's capital stock from the Company's shareholders in a merger transaction (the "Merger"). Mr. Rich will contribute to Newco a portion of the shares and options to purchase shares of the Company's com-mon stock ("Common Stock") owned by him.

                   (b)  The capitalization of Newco will be comprised of
         (i) a class of Cumulative Preferred Stock having two series (differing only with respect to redemption, as described in the Term Sheet) that will be non-participating and owned in amounts of liquidation preference reflecting the contributions to Newco of CSX, NSC and Mr. Rich, (ii) a class of Junior Preferred Stock with an aggregate liquidation preference of $100 million that will be non-participating and will be owned in equal pro-portions by CSX and NSC and (iii) common stock, which will be owned 80% by Mr. Rich, 10% by CSX and 10% by NSC. The terms of the capital structure of Newco are more fully described in the Term Sheet.

                   (c) The Board of Directors of Newco will consist of Mr. Rich and his designees, who will represent a majority, and representatives of CSX and NSC. Certain designated matters to be agreed upon will require the approval of a supermajority of Newco's Board of Directors.

              2. Consideration. Subject to the terms and conditions delineated below, Newco will purchase, or exchange into new securities, all capital stock of the Company and will enter into an employment agreement with Mr. Rich. Total cash paid in the Transaction will be as described below.

                   (a) Cash Consideration for the Stock. The cash con-sideration for the purchase of the capital stock of the Company will be $19 per share (the "Per Share Price") of the Company's Common Stock.

                   (b) Stock Options. All outstanding Company employee stock options ("Options"), other than those which may be con-tributed to Newco by Mr. Rich, will be cashed out at the dif-ference between the Per Share Price and the respective exercise price therefor, multiplied by the number of shares of Common Stock subject to the Option.

                   (c) Stock Contribution. Prior to the Merger, CSX will contribute to Newco the 110,250 shares of Common Stock owned by it and Mr. Rich will contribute to Newco a portion of the Common Stock and Options owned by him. All such shares and Options to purchase shares so held by Newco will be canceled in the Transaction. The shares and Options contributed by CSX and Mr. Rich will not be converted in the Transaction into cash but instead will be converted into shares and options to purchase shares of Cumulative Preferred Stock of Newco with a liquida-tion preference equal to the value (at the Per Share Price) of CSX's and Mr. Rich's respective contributions.

                   (d) Employment Agreement. Newco will enter into an agreement (the "Employment Agreement") with Mr. Rich, the prin-cipal terms of which are described in the Term Sheet.

                   (e) Financing. The Transaction will not be subject to obtaining financing. Sources and uses in the Transaction (other than with respect to working capital following the Transaction) are as follows:

                        Source                          Value

                        Mr. Rich Contribution        $2,602,350
                        CSX Stock Contribution        2,094,750
                        CSX Cash Contribution        23,440,473
                        NSC Cash Contribution        25,535,223

                             Total                  $53,672,796

                        Use                            Amount

                        Purchase of Common Stock     $35,726,555
                        Option and Warrant Cash-Out    4,698,225
                        Repayment of Bank Debt         6,748,016
                        Transaction Costs              6,500,000

                             Total                   $53,672,796

              3.   Conditions.

                   (a) Definitive Documents. The Offer is made subject to the negotiation and execution of definitive documentation ("Definitive Documents") satisfactory to us and containing representations and warranties, covenants and other terms and conditions that are customary for an acquisition of this kind (including that the Company will not take any action, regula-tory or otherwise, inconsistent with facilitating consummation of the Transaction), approval of the Company's Board of Direc-tors and, if required, shareholders under applicable law and the satisfaction of any and all applicable regulatory require-ments. As stated above, the Offer is not subject to a financ-ing condition.

                   (b) Participation of Mr. Rich. The Offer is condi-tioned upon mutually satisfactory arrangements between Newco and Mr. Rich concerning the Employment Agreement and his ongo-ing involvement in the affairs of the Company.

                   (c) Exclusivity. The Offer is conditioned upon the agreement of the Company and Mr. Rich that, pending the execu-tion and delivery of the Definitive Documents, neither the Com-pany nor its management, nor any of their employees, affili-ates, advisors or representatives, will solicit, encourage, entertain, facilitate or enter into discussions or negotiations with respect to any proposal (other than the Offer) to acquire the stock or assets of the Company. Unless extended by mutual agreement, the foregoing exclusivity provision will expire on the earlier of (i) the execution of Definitive Documents (which documents shall contain provisions that supersede this para-graph) and (ii) 5:00 p.m. (New York City time) on August 19, 1997.

              4. Legal Fees. CSX and NSC have agreed to pay the rea-sonable fees and expenses of one firm of legal counsel advising Mr. Rich, up to $50,000 plus 50% of any such fees in excess of $50,000, for the benefit of Mr. Rich in connection with the Transaction ("Legal Fees"). If following execution of this letter by the Company (a) the Company does not comply with Paragraph 3(c) of this letter or, following execution of the Definitive Documents, the Company breaches any agreements con-tained therein or (b) Definitive Documents are not entered into or, following execution of Definitive Documents, the Merger is not consummated and, in the case of this clause (b), within one year following the date that the Company advises Newco that it has determined not to pursue the Transaction, the Company en-ters into an al-ternative transaction providing for the sale of its capital stock or a material portion of its assets, then the Company shall be responsible for the payment or reimbursement of the Legal Fees. Mr. Rich shall be responsible for the payment of his legal fees if he does not comply with Paragraph 3(c) of this letter.

              5. Consummation of the Transaction. We are prepared to proceed in the most expeditious manner so that, subject to the terms and conditions of the Offer and the Definitive Documents, the Transaction can be completed as soon as practicable. In recognition of this, unless this letter is executed by the Com-pany by 5:00 p.m. on Sunday, August 10, 1997, this proposal should not be considered outstanding thereafter. Of course, except in respect of Paragraphs 3(c) and (4) of this letter, this letter does not create binding obligations on any party in respect of the Transaction.

              6. Counterparts. This letter may be executed in one or more counterparts.










              We hope that the terms of this Offer address the objec-tives of the Company. We look forward to proceeding with you to the completion of the Transaction. We and our counsel are prepared to move forward immediately to reach definitive terms. This letter shall not constitute a binding agreement between the parties hereto, except that the provisions of Paragraphs 3(c) and 4 of this letter shall be binding on the parties hereto upon execution below by the Company.

                                      Very truly yours,

                                      CSX CORPORATION

                                      By: /s/ Mark G. Aron
                                              Mark G. Aron

                                      NORFOLK SOUTHERN CORPORATION

                                      By: /s/ William J. Romig
                                              William J. Romig


         Accepted and Agreed to as        /s/ Walter Rich
         to Paragraphs 3(c) and 4             Walter Rich
         as of August __, 1997:

         DELAWARE OTSEGO CORPORATION


         By: ______________________













                                 PROJECT BASEBALL
                                    TERM SHEET



         Transaction Structure:         Baseball Acquisition Corp.
                                        ("Acquisition"), a  company to
                                        be formed on behalf of CSX (or
                                        its designated affiliate), NSC
                                        (or its designated affiliate)
                                        and WR, shall acquire all out-
                                        standing capital stock of Dela-
                                        ware Otsego Corporation
                                        ("Baseball") at a cash price of
                                        $19 per share.  In arriving at
                                        the cash purchase price it has
                                        been assumed that there exist
                                        transaction costs incurred by
                                        Baseball of up to $6.5 million
                                        (consisting of advisory fees,
                                        change-of-control payments, re-
                                        payment of existing bank debt
                                        and the purchase price for cer-
                                        tain real property) that will be
                                        paid by Acquisition in addition
                                        to the cash price and that all
                                        convertible debt, warrants and
                                        options of Baseball (other than
                                        those held by WR) will be con-
                                        verted into Baseball Shares at
                                        or prior to the merger that
                                        would occur between Acquisition
                                        and Baseball.

         Financing Structure:           The acquisition shall be
                                        financed by CSX, NSC and WR as
                                        follows:

                                        WR shall contribute his Baseball
                                        Shares and options to purchase
                                        Baseball Shares, having an ag-
                                        gregate value of $2,602,350 at
                                        $19 per Baseball Share, in ex-
                                        change for Common Shares and
                                        Cumulative Preferred Shares or
                                        options to purchase Cumulative
                                        Preferred Shares of Acquisition.
                                        WR shall receive Cumulative Pre-
                                        ferred Shares (or, to the extent
                                        options are contributed, options
                                        to purchase Cumulative Preferred
                                        Shares) with a liquidation pref-
                                        erence equal to the value con-
                                        tributed.

                                        CSX and NSC shall contribute
                                        cash as may be required to pur-
                                        chase Baseball Shares in the
                                        acquisition and to pay the
                                        transaction costs described
                                        above.  CSX shall also contrib-
                                        ute its

                                        110,250 Baseball Shares.
                                        Each of CSX and NSC shall re-
                                        ceive Cumulative Preferred
                                        Shares with a liquidation pref-
                                        erence equal to the value of its
                                        cash and stock contributions as
                                        well as equal amounts of Junior
                                        Preferred Shares (which shall
                                        carry an aggregate liquidation
                                        preference of $100 million).

                                        Common Shares shall be owned 80%
                                        by WR, 10% by CSX and 10% by
                                        NSC; and WR shall have voting
                                        control through such ownership
                                        of Common Shares.

         Economics of Cumulative
         Preferred Shares:              There shall be established two
                                        series of a single class of
                                        Cumulative Preferred Shares
                                        which shall differ only as to
                                        redemption, as follows:

                                        Payment Preference.  Cumulative
                                        Preferred Shares shall have div-
                                        idend and liquidation preference
                                        over all Junior Preferred Shares
                                        and all Common Shares.  Divi-
                                        dends on Cumulative Preferred
                                        Shares shall cumulate at the
                                        rate of 10% compounded annually
                                        until the Board determines that
                                        sufficient cash is available to
                                        pay dividends in cash.  No divi-
                                        dend or liquidation payments
                                        shall be made on Common Shares
                                        or Junior Preferred Shares until
                                        all Cumulative Preferred Shares,
                                        with cumulative dividends, are
                                        redeemed by Acquisition.  The
                                        series of Cumulative Preferred
                                        Shares held by CSX and NSC (but
                                        not the series held by WR) shall
                                        have a redemption preference
                                        over all Junior Preferred
                                        Shares.

                                        Redemption.  If redeemable, Cu-
                                        mulative Preferred Shares shall
                                        be redeemed at liquidation pref-
                                        erence plus accrued and unpaid
                                        dividends.  The series of Cumu-
                                        lative Preferred Shares held by
                                        CSX and NSC shall be mandatorily
                                        redeemable upon achieving cer-
                                        tain cash levels from cash flow
                                        from operations and from dispo-
                                        sitions of assets.  The series
                                        of Cumulative Preferred Shares
                                        held by WR shall be redeemable
                                        at WR's option at
                                        any time at which there is to be
                                        a cash redemption of the series
                                        of Cumulative Preferred Shares held
                                        by CSX and NSC or of Junior Pre-
                                        ferred Shares.  Cumulative Pre-
                                        ferred Shares shall be redeemed
                                        ratably when redeemed for cash.
                                        Subject to the supermajority
                                        approval of Acquisition's Board,
                                        CSX or NSC may use Cumulative
                                        Preferred Shares in connection
                                        with a purchase of any Acquisi-
                                        tion assets by such party.

         Economics of Junior
         Preferred Shares:              Payment Preference.  Junior Pre-
                                        ferred Shares shall have a divi-
                                        dend, liquidation and redemption
                                        preference over all Common
                                        Shares, but shall be subordi-
                                        nate, with respect to dividend
                                        and liquidation payments, to all
                                        Cumulative Preferred Shares
                                        (and, with respect to all re-
                                        demption payments, to the series
                                        of Cumulative Preferred Shares
                                        held by CSX and NSC (but not the
                                        series held by WR)).  Dividends
                                        on Junior Preferred Shares shall
                                        cumulate at the rate of 4% com-
                                        pounded annually until the Board
                                        determines that sufficient cash
                                        is available to pay dividends in
                                        cash; and dividends on Junior
                                        Preferred Shares shall not be
                                        paid until all accrued and un-
                                        paid dividends on Cumulative
                                        Preferred Shares have been paid.

                                        Redemption.  Junior Preferred
                                        shall be mandatorily redeemable,
                                        following redemption of the
                                        series of Cumulative Preferred
                                        Shares held by CSX and NSC, at
                                        liquidation preference plus ac-
                                        crued and unpaid dividends upon
                                        achieving certain cash levels
                                        from cash flow from operations
                                        and from dispositions of assets.
                                        Junior Preferred Shares (and, if
                                        applicable, Cumulative Preferred
                                        Shares held by WR) shall be re-
                                        deemed ratably when redeemed for
                                        cash.

         Management:                    WR shall enter into a three-year
                                        employment agreement to be
                                        Chairman and CEO.  After the
                                        three-year term, employment
                                        shall be renewed automatically
                                        for one-year renewal terms un-
                                        less Acquisition delivers writ-
                                        ten notice to

                                        WR in the period from 120 to 90
                                        days prior to expiration.  WR's
                                        salary and benefits (including,
                                        in lieu of receiving such benefits
                                        in connection with the acquisition,
                                        severance benefits) shall remain
                                        at current levels.  It shall be
                                        a condition of employment that
                                        WR retain his shares (subject to
                                        the other provisions hereof) and
                                        that WR live on the Edgewater
                                        property for the convenience and
                                        security of Acquisition and to
                                        ensure WR's availability in the
                                        event of an emergency.  WR shall
                                        enter into a customary non-
                                        compete and exclusive service
                                        agreement, subject to standard
                                        permissible activities.  Employ-
                                        ment and put and call decisions
                                        of Acquisition respecting WR
                                        shall be made by disinterested
                                        directors.

                                        Acquisition shall create a Man-
                                        agement Incentive Bonus Program,
                                        to be approved by a supermajor-
                                        ity of Acquisition's Board,
                                        which shall provide cash bonuses
                                        to operating management upon
                                        achievement of certain financial
                                        targets following the acquisi-
                                        tion, determined without giving
                                        effect to the financing and
                                        transaction costs of the acqui-
                                        sition.

         Certain Dispositions:          General.  WR and the other on-
                                        going Baseball management shall
                                        receive a commission on asset
                                        dispositions as described below:
                                        Other than with respect to the
                                        circumstances covered by clause
                                        (y) under "West of Passaic Junc-
                                        tion -- Non-freight" set forth
                                        below, commissions shall be pay-
                                        able only with respect to any
                                        transaction (x) consummated dur-
                                        ing WR's employment as CEO or
                                        (y) arising from an opportunity
                                        identified to the disinterested
                                        directors on Acquisition's Board
                                        and significantly pursued by WR
                                        (except in the event of a termi-
                                        nation of WR's employment by
                                        Acquisition prior to the third
                                        anniversary of the acquisition
                                        without cause, in which case a
                                        lesser standard shall apply),
                                        the negotiation of which was
                                        approved by the disinterested
                                        directors on Acquisition's Board
                                        during such
                                        employment, and consummated within
                                        two years of the termination of such
                                        employment, in the case of non-
                                        passenger transactions, and four
                                        years of the termination of such
                                        employment, in the case of passenger
                                        transactions.  Commissions shall
                                        be paid in cash at the rate of
                                        7% of the gross consideration
                                        received by Acquisition (or, in
                                        the case of a non-cash transac-
                                        tion, the fair market value of
                                        the asset disposed) in such
                                        transaction and shall be allo-
                                        cated among such Baseball man-
                                        agement (and in such amounts) as
                                        is determined by WR.

                                        Passaic Junction and East.
                                        Freight.  No commission shall be
                                        payable with respect to any
                                        freight transaction.  Non-
                                        freight.  A commission shall be
                                        payable with respect to any non-
                                        freight transaction that does
                                        not, in the reasonable judgment
                                        of both CSX and NSC, interfere
                                        with freight rights and opera-
                                        tions if such non-freight trans-
                                        action is approved by a superma-
                                        jority of Acquisition's Board
                                        and consummated.

                                        West of Passaic Junction.
                                        Freight.  A commission shall be
                                        payable with respect to a
                                        freight transaction.  Non-
                                        freight.  A commission shall be
                                        payable with respect to (x) a
                                        non-freight transaction or (y) a
                                        reasonable, bona fide and firm
                                        offer with respect to a non-
                                        freight transaction which is
                                        rejected by Acquisition's Board.

                                        Right of First Refusal.  Either
                                        CSX or NSC shall have a right of
                                        first refusal with respect to
                                        any transaction with respect to
                                        Baseball properties and assets
                                        west of Passaic Junction.

         Put and Call Rights:           Subject to all necessary govern-
                                        mental approvals, Acquisition
                                        may call in whole but, except as
                                        provided below, not in part, and
                                        WR may put to Acquisition in
                                        whole or, except as provided
                                        below, in part, WR's Cumulative
                                        Preferred Shares, options to
                                        purchase Cumulative Preferred
                                        Shares and Common Shares for a
                                        price equal to the sum of (x) in
                                        respect of Cumulative Preferred
                                        Shares or options to purchase

                                        Cumulative Preferred Shares, the
                                        liquidation preference of the
                                        Cumulative Preferred Shares put
                                        or called (or underlying the
                                        options put or called) plus ac-
                                        crued and unpaid dividends on
                                        such shares plus (y) in respect
                                        of Common Shares, the par value
                                        of the Common Shares put or
                                        called.  Such put and call
                                        rights may be exercised at any
                                        time after the earlier of (i)
                                        the termination of WR's employ-
                                        ment as CEO by Acquisition or by
                                        reason of WR's death or disabil-
                                        ity and (ii) the third anniver-
                                        sary of the acquisition.  Acqui-
                                        sition may assign its call right
                                        or put obligation to CSX and NSC
                                        (or to a voting trust estab-
                                        lished by them) in equal propor-
                                        tions, and, in the event that
                                        Acquisition has insufficient
                                        cash, WR exercising his put
                                        right may put to CSX and NSC (or
                                        to a voting trust established by
                                        them) in equal proportions.  CSX
                                        and NSC may, upon exercising the
                                        call rights or responding to an
                                        exercise of WR's put rights,
                                        provide that the subject securi-
                                        ties be conveyed to a third par-
                                        ty.  In the event of any assign-
                                        ment of the put obligation by
                                        CSX or NSC, the payment of the
                                        put price shall be guaranteed by
                                        CSX and NSC in equal propor-
                                        tions.

                                        Notwithstanding the foregoing,
                                        in the event of a termination of
                                        WR's employment as CEO by Acqui-
                                        sition for cause, until the
                                        third anniversary of the acqui-
                                        sition, WR's put right shall be
                                        limited to his Common Shares and
                                        shall not extend to his Cumula-
                                        tive Preferred Shares and Acqui-
                                        sition shall have the right to
                                        call WR's Common Shares without
                                        WR's Cumulative Preferred
                                        Shares.

         Corporate Governance:          Acquisition's Board shall be
                                        comprised of seven persons:  the
                                        CEO of Acquisition, four persons
                                        designated by the CEO of Acqui-
                                        sition and one person designated
                                        by each of NSC and

                                        CSX.

                                        Major decisions outside the or-
                                        dinary course of business (in-
                                        cluding material asset disposi-
                                        tions and the business plan and
                                        budget described below) shall be
                                        subject to supermajority approv-
                                        al of the Board (including by
                                        both CSX and NSC), consistent
                                        with STB/ICC precedent.

                                        Except with respect to day-to-
                                        day railroad operations, Acqui-
                                        sition shall follow a mutually
                                        agreed business plan and budget
                                        which shall be designed prior to
                                        Closing (and updated by Acquisi-
                                        tion's Board annually thereaf-
                                        ter) with the goals of (a)
                                        ensuring repayment of contribu-
                                        tions and (b) of maximizing Ac-
                                        quisition's value, which may
                                        include the disposition of as-
                                        sets.  The definitive documenta-
                                        tion shall include appropriate
                                        financial covenants customary
                                        for such transactions.
                                        The parties shall enter into a
                                        Shareholders Agreement respect-
                                        ing corporate governance, put
                                        and call rights and transfer-
                                        ability restrictions.

         Expenses:                      Except as set forth under
                                        "Transaction Structure" above,
                                        each party shall bear its own
                                        expenses; except that the provi-
                                        sions contained in paragraph 4
                                        of the proposal letter shall
                                        apply with respect to Legal Fees
                                        (as defined therein).

         Conditions:                    Conditions to closing shall be
                                        those customary for transactions
                                        of this type, including, without
                                        limitation, (a) completion of
                                        satisfactory transaction and
                                        employment documents; (b) the
                                        absence of any governmental in-
                                        vestigation or challenge or
                                        third-party challenge with re-
                                        spect to the transaction, (c)
                                        satisfaction of all necessary
                                        regulatory approvals and (d)
                                        obtaining standard opinions.
                                        Financing shall not be a condi-
                                        tion.

         Definitive Documentation:      The definitive documentation
                                        shall contain
                                        provisions providing that the
                                        exercise of rights shall be subject
                                        to all required regulatory approvals.

                                   -8-